                                                                     EXHIBIT 4.3

                      1997 FLUOR RESTRICTED STOCK PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                                   ARTICLE I
                                  DEFINITIONS


Section  1.1  DEFINITIONS
              -----------

     As used herein, the following terms shall have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a) "Accrued Retirement Benefit" shall mean, in relation to any Eligible Director that is a member of the Board on the Plan Effective Date, the amount set forth opposite such Eligible Director's name on Schedule A annexed hereto, which amount corresponds to the present value of the annual retirement benefits that would be payable to such Eligible Director under the Fluor Corporation Retirement Plan for Outside Directors following his or her mandatory retirement based on years of service prior to the Plan Effective Date and life expectancy after retirement, assuming a discount rate approximating the interest rate on 30-year treasury obligations of the United States government.

     (b) "Age for Board Retirement" shall mean the age for mandatory retirement of members of the Board as specified in the Bylaws of the Company, as applied to Eligible Directors on the date of such Eligible Directors' retirement from the Board.

     (c) "Award" shall mean an award of Restricted Stock pursuant to the provisions of Article V hereof.

     (d) "Awardee" shall mean an Eligible Director to whom Restricted Stock has been awarded hereunder.

     (e) "Board" shall mean the Board of Directors of the Company.

     (f) "Change of Control" of the Company shall be deemed to have occurred if,
     (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, acquires shares of the Company having twenty-five percent or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

     (g) "Committee" shall mean members of the Board who are not eligible to participate in the Plan.

     (h) "Company" shall mean Fluor Corporation.

     (i) "Eligible Director" shall mean a director of the Company who is not and never has been an employee of the Company or any of its Subsidiaries.

     (j) "Fluor Stock Price" shall mean, as of any date, the closing sale price for shares of Stock quoted for such date on the New York Stock Exchange.

     (k) "Plan" shall mean the 1997 Fluor Restricted Stock Plan for Non-Employee Directors, the current terms of which are set forth herein.

     (l) "Plan Effective Date" shall mean the date upon which the Plan becomes effective in accordance with the provisions of Section 2.3.

     (m) "Restricted Stock" shall mean Stock that may be awarded to an Eligible Director by the Committee pursuant to Article V hereof, which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met.

     (n) "Restricted Stock Agreement" shall mean the agreement between the Company and the Awardee with respect to Restricted Stock awarded hereunder.

     (o) "Stock" shall mean the Common Stock of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for shares of a different stock or securities of the Company or some other corporation, such other stock or securities.

     (p) "Subsidiary" shall mean any corporation, the majority of the outstanding capital stock of which is owned, directly or indirectly, by the Company or any partnership or joint venture in which either the Company or such a corporation is at least a twenty percent (20%) equity participant.


                                   ARTICLE II
                                    GENERAL

Section 2.1  NAME
             ----

     This Plan shall be known as the "1997 Fluor Restricted Stock Plan for Non-Employee Directors".

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

Section 2.2  PURPOSE
             -------

     The purpose of the Plan is to advance the interests of the Company and its stockholders by affording to Eligible Directors of the Company an opportunity to acquire or increase their proprietary interest in the Company by the grant to such directors of Awards under the terms set forth herein. By encouraging non-employee directors to become owners of Company shares, the Company seeks to increase their incentive for enhancing stockholder value and to motivate, retain and attract those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

Section 2.3  EFFECTIVE DATE
             --------------

     The Plan shall become effective upon its approval by the holders of a majority of the shares of Stock of the Company represented at an annual or special meeting of the stockholders of the Company.

Section 2.4  LIMITATIONS
             -----------

     Subject to adjustment pursuant to the provisions of Section 8.1 hereof, the aggregate number of shares of Stock which may be issued as Awards shall not exceed 60,000. Any such shares may be either authorized and unissued shares or shares issued and thereafter acquired by the Company.

Section 2.5  AWARDS GRANTED UNDER PLAN
             -------------------------

     Shares of Stock received pursuant to a Restricted Stock Agreement executed hereunder with respect to which the restrictions provided for in Section 5.3 hereof have lapsed shall not again be available for Award grant hereunder. If Restricted Stock is acquired by the Company pursuant to the provisions of paragraph (c) of Section 5.3 hereof, new Awards may be granted hereunder covering the number of shares to which such Restricted Stock acquisition relates.


                                  ARTICLE III
                                  PARTICIPANTS

Section 3.1  ELIGIBILITY
             -----------

     Any Eligible Director shall be eligible to participate in the Plan.

                                 ARTICLE IV
                                 ADMINISTRATION

Section 4.1  DUTIES AND POWERS OF COMMITTEE
             ------------------------------

     The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Restricted Stock Agreement, and to make all other determinations necessary or advisable in the administration of the Plan.

Section 4.2  MAJORITY RULE
             -------------

     A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by a majority of the whole Committee shall constitute the action of the Committee.

Section 4.3  COMPANY ASSISTANCE
             ------------------

     The Company shall supply full and timely information to the Committee on all matters relating to Eligible Directors, their death, retirement, disability or removal or resignation from the Board and such other pertinent facts as the
Committee may require.   The Company shall furnish the Committee with such
clerical and other assistance as is necessary in the performance of its duties.


                                   ARTICLE V
                                     AWARDS

Section 5.1  AWARD GRANT AND RESTRICTED STOCK AGREEMENT
             ------------------------------------------

     The Committee shall, on the Plan Effective Date, grant a one-time Award to each Eligible Director then serving on the Board. The number of shares of Restricted Stock constituting any such Award to any such Eligible Director shall be determined by dividing the Accrued Retirement Benefit owed to such Eligible Director by the Fluor Stock Price on the Plan Effective Date. The Committee shall also grant to each Eligible Director that is a member of the Board during all or any portion of each calendar year during the term of the Plan (including the calendar year in which the Plan Effective Date occurs) an Award of 500 shares of Restricted Stock.

     Each Award granted hereunder must be granted within ten years from the effective date of the Plan. The Awardee shall be entitled to receive the Stock subject to such Award only if the Company and the Awardee, within 30 days after the date of the Award, enter into a written Restricted Stock Agreement dated as of the date of the Award, which Agreement shall set forth such terms and conditions as may be determined by the Committee consistent with the Plan.

Section 5.2  CONSIDERATION FOR ISSUANCE
             --------------------------

     No shares of Restricted Stock shall be issued to an Awardee hereunder unless and until the Committee shall have determined that consideration has been received by the Company, in the form of labor performed for or services actually rendered to the Company by the Awardee, having a fair value of not less than the then fair market value of a like number of shares of Stock subject to all of the herein provided conditions and restrictions applicable to Restricted Stock, but in no event less than the par value of such shares.

Section 5.3  RESTRICTIONS ON SALE OR OTHER TRANSFER
             --------------------------------------

     Each share of Stock received pursuant to each Restricted Stock Agreement shall be subject to acquisition by Fluor Corporation, and may not be sold or otherwise transferred except pursuant to the following provisions:

     (a) The shares of Stock represented by the Restricted Stock Agreement shall be held in book entry form with the Company's transfer agent until the restrictions lapse in accordance with the conditions established by the Committee pursuant to Section 5.4 hereof, or until the shares of stock are forfeited pursuant to paragraph (c) of this Section 5.3. Notwithstanding the foregoing, the Awardee may request that, prior to the lapse of the restrictions or forfeiture of the shares, certificates evidencing such shares be issued in his name and delivered to him, and each such certificate shall bear the following legend:

          "The shares of Fluor Corporation common stock evidenced by this certificate are subject to acquisition by Fluor Corporation, and such shares may not be sold or otherwise transferred except pursuant to the provisions of the Restricted Stock Agreement by and between Fluor Corporation and the registered owner of such shares."

     (b) No such shares may be sold, transferred or otherwise alienated or hypothecated so long as such shares are subject to the restriction provided for in this Section 5.3.

     (c) All of the Awardee's Restricted Stock remaining subject to any restriction hereunder shall be forfeited to, and be acquired at no cost by, the Company in the event that the Committee determines that any of the following circumstances has occurred:

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          (i) the Awardee has engaged in knowing and willful misconduct in connection with his or her service as a member of the Board;

          (ii) the Awardee, without the consent of the Committee, at any time during his or her period of service as a member of the Board, becomes a principal of, serves as a director of, or owns a material interest in, any business that directly or through a controlled subsidiary competes with the Company or any Subsidiary; or

          (iii) the Awardee does not stand for reelection to, or voluntarily quits or resigns from, the Board for any reason, except under circumstances that would cause such restrictions to lapse under
          Section 5.4.

Section 5.4  LAPSE OF RESTRICTIONS
             ---------------------

     The restrictions imposed under Section 5.3 above upon Restricted Stock held by any Awardee will, as to any such Restricted Stock held by the Awardee for at least six months, lapse once the Awardee has completed six years of service on the Board and any of the following occurs:

     (a) the Awardee attains the Age for Board Retirement or obtains Board approval of early retirement in accordance with Section 5.5;

     (b) the Awardee dies or becomes permanently and totally disabled; or

     (c)  any Change of Control occurs.

In no event will the restrictions imposed under Section 5.3 lapse as to any shares of Restricted Stock awarded to any Awardee until the Awardee has held such shares for six months.

Section 5.5  EARLY RETIREMENT
             ----------------

     An Awardee who leaves the Board prior to the Age for Board Retirement may, upon application to and in the sole discretion of the Committee, be granted early retirement status.

Section 5.6  RIGHTS AS STOCKHOLDER
             ---------------------

     Subject to the provisions of Section 5.3 hereof, upon the issuance to the Awardee of Restricted Stock hereunder, the Awardee shall have all the rights of a stockholder with respect to such Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

                                 ARTICLE VI
                               STOCK CERTIFICATES

Section 6.1  STOCK CERTIFICATES
             ------------------

     The Company shall not be required to issue or deliver any certificate for shares of Stock received as Restricted Stock pursuant to a Restricted Stock Agreement executed hereunder, prior to fulfillment of all of the following conditions:

     (a) the admission of such shares to listing on all stock exchanges on which the Stock is then listed;

     (b) the completion of any registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall in its sole discretion deem necessary or advisable;

     (c) the obtaining of any approval or other clearance from any federal or state governmental agency which the Committee shall in its sole discretion determine to be necessary or advisable; and

     (d) the lapse of such reasonable period of time following the execution of the Restricted Stock Agreement as the Committee from time to time may establish for reasons of administrative convenience.


                                  ARTICLE VII
                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

Section  7.1  TERMINATION, AMENDMENT AND MODIFICATION OF PLAN
              -----------------------------------------------

     The Committee may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan provided that, if under applicable laws or the rules of any securities exchange upon which the Company's common stock is listed, the consent of the Company's stockholders is required for such amendment or modification, such amendment or modification shall not be effective until the Company obtains such consent, and provided, further, that no termination, amendment or modification of the Plan shall in any manner affect any Restricted Stock Agreement theretofore executed pursuant to the Plan without the consent of the Awardee.

                                 ARTICLE VIII
                                 MISCELLANEOUS

Section 8.1  ADJUSTMENT PROVISIONS
             ---------------------

     (a) Subject to Section 8.1(b) below, if the outstanding shares of Stock of the Company are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution with respect to such shares of Stock or other securities, an appropriate and proportionate adjustment may be made in (i) the maximum number and kind of shares provided in Section 2.4 and
     (ii) the number and kind of shares or other securities subject to the outstanding Awards.

     (b) Adjustments under Section 8.1(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding, and conclusive. No fractional interests will be issued under the Plan resulting from any such adjustments.

Section 8.2  CONTINUATION OF BOARD SERVICE
             -----------------------------

     Nothing in the Plan or in any instrument executed pursuant to the Plan will confer upon any Eligible Director any right to continue to serve on the Board.

Section 8.3  COMPLIANCE WITH GOVERNMENT REGULATIONS
             --------------------------------------

     No shares of Stock will be issued hereunder unless and until all applicable requirements imposed by federal and state securities and other laws, rules, and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Stock pursuant hereto, the Company may require the employee to take any reasonable action to comply with such requirements.

Section 8.4  PRIVILEGES OF STOCK OWNERSHIP
             -----------------------------

     No director and no beneficiary or other person claiming under or through such employee will have any right, title, or interest in or to any shares of Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Stock, if any, that have been issued to such director.

Section 8.5  WITHHOLDING
             -----------

     The Company may make such provisions as it deems appropriate to withhold any taxes the Company determines it is required to withhold in connection with any Award. The Company may require the director to satisfy any relevant tax requirements before authorizing any issuance of Stock to the director. Such settlement may be made in cash or Stock.

Section 8.6  NONTRANSFERABILITY
             ------------------

     An Award may be exercised during the life of the director solely by the director or the director's duly appointed guardian or personal representative. No Award and no other right under the Plan, contingent or otherwise, will be assignable or subject to any encumbrance, pledge, or charge of any nature.

Section 8.7  OTHER COMPENSATION PLANS
             ------------------------

     The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees or directors of the Company or any Subsidiary.

Section 8.8  PLAN BINDING ON SUCCESSORS
             --------------------------

     The Plan shall be binding upon the successors and assigns of the Company.

Section 8.9  SINGULAR, PLURAL; GENDER
             ------------------------

     Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

Section 8.10  HEADINGS, ETC., NO PART OF PLAN
              -------------------------------

     Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

                                   SCHEDULE A
                                       TO
                      1997 FLUOR RESTRICTED STOCK PLAN FOR
                             NON-EMPLOYEE DIRECTORS


                          ACCRUED RETIREMENT BENEFITS
                          ---------------------------

          Eligible Director     Accrued Benefit Obligation
          -----------------     --------------------------
          C. A. Campbell, Jr.            $ 20,118
          P. J. Fluor                      48,995
          D. P. Gardner                   104,503
          T. L. Gossage                         0
          W. R. Grant                     225,095
          B. R. Inman                     138,430
          R. V. Lindsay                   205,727
          V. S. Martinez                   22,042
          M. R. Seger                      85,713

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